2006

Tally-Ho Ventures Inc

as Pledgor

and

Protrust Financial Services Group S.A.

as Pledgee

and

Master Finance Holdings SA

as Company

SHARE PLEDGE AGREEMENT

Arendt & Medernach

Avocats a la Cour

Luxembourg – Bruxelles
in alliance with dillon eustace dublin, Ireland

THIS SHARE PLEDGE AGREEMENT (the *Agreement*) is made on 2006

BETWEEN

(1) **TALLY-HO VENTURES INC.**, a company incorporated under the laws of the State of Delaware with file number 3594839 and having its registered office at 3422 Old Capitol Trail Suite 584, Wilmington, New Castle 19808, Delaware, USA represented by a duly authorised signatory for the purpose of this Agreement (the ***Pledgor)***;

(2) **PROTRUST FINANCIAL SERVICES GROUP S.A.** , a company incorporated under the laws of the Canton of Ticino, Switzerland whose registered is office at Via Frasca 5, PO Box 5237, CH-6901, Lugano, Switzerland ,(the ***Pledgee***) (which expression shall include any successors in title, assigns and any companies with which it may at any time amalgamate); and

(3) **MASTER FINANCE HOLDINGS.**, a *société anonyme* incorporated under the laws of Luxembourg, having its registered office at 115 Route d'Arlon , Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 110898 (the ***Company***).

WHEREAS:

A. The Pledgee is selling one of its businesses to the Pledgor. The consideration payable by the Pledgor consists of cash, promissory notes and shares in the capital of the Pledgor. The shares are subject to a put option whereby the Pledgee can put the shares back on the Pledgor at a fixed price at any time during 2007. The Pledgor and the Pledgee have agreed that the obligations of the Pledgor under the Agreements (as defined below) shall be secured in accordance with the terms of this Agreement.

B. The Pledgor owns 12,109 shares in the capital of the Company (representing 99.9 per cent of the issued share capital of the Company) and Mr Peter Smith owns 1 share in the capital of the Company.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1. Definitions

1.1 Unless the context otherwise requires or unless otherwise defined in this Agreement, words and expressions defined in the Agreements shall have the same meaning when used in this Agreement. In addition, the following definitions will apply:

Agreements mean the Promissory Note together with the Put Option Deed;

Default means failure on the part of the Pledgor (a) to pay any amount outstanding under the Promissory Note on 31 October 2006 in accordance with the terms of the Promissory Note or (b) to pay any amount due on exercise of the Option (as defined in the Put Option Deed) in accordance with the terms of the Put Option Deed but only if such obligation to pay arises or is subsisting at any time after 4 August 2007;

Distributions means all rights and interests of the Pledgor in respect of any dividend (whether in cash, securities or otherwise), bonus shares or any other type of distribution, return or right in respect of any of the Shares;

Promissory Note means the promissory note agreement dated on or about the date hereof entered into between the Pledgor(as Maker), who promises to pay to the order and for the account of the Pledgee (as Holder), the principal amount of three million dollars and no cents in lawful money of the United States of America in same day funds by no later than 31 October 2006;

Put Option Deed means the deed dated on or about the date hereof made between the Pledgor and the Pledgee under which the Pledgor (as Transferee) has agreed to grant to the Pledgee (as Transferor) a put option in respect of the shares the subject of the put option deed on the terms and subject to the conditions of the deed.

Insolvency Regulation means the Council Regulation (EC) N° 1346/2000 of 29 May 2000 on insolvency proceedings;

Pledge means the pledge created pursuant to Clause 2;

Pledged Assets means:

(a) all right, title, interest and benefit in, to and under the Shares which the Pledgor currently holds in the Company and any other shares or securities in the Company which the Pledgor may subscribe to, acquire or be granted at any time in the future; and

(b) all right, title, interest and benefit in, to and under all Distributions;

Register means the share register held by the Company at its registered office;

Secured Obligations means all moneys and liabilities (whether actual or contingent) which are now or may at any time hereafter be due, owing or payable, or expressed to be due, owing or payable, to the Pledgee from or by the Pledgor under or in connection with any of the Agreements, together with all legal and other costs, charges and expenses which the Pledgee may incur in enforcing or obtaining, or attempting to enforce or obtain, payment of any such moneys and liabilities;

Shares means 99.9 per cent of the share capital of the Company, which currently consists of 12,109 shares owned by the Pledgor; and

Subsidiary(ies) *means* the subsidiary undertakings of the Company from time to time including, but not limited to, Master Finance Belgium (a company incorporated under the laws of Belgium) and Master Finance Europe (a company incorporated under the laws of Luxembourg).

1.2 In this Agreement any reference to any agreement (howsoever named) is to such agreement as it may be amended, supplemented or extended from time to time, whether before or after the date hereof.

1.3 Clause headings are for ease of reference only.

2. Pledge

The Pledgor hereby grants a first priority pledge *(gage de premier rang)* over the Pledged Assets to the Pledgee as security for the due performance of the Secured Obligations.

3. Recording of the Pledge

The Pledgor shall simultaneously herewith (or in the case of any shares in the capital of the Company issued after the date hereof, immediately upon the issuance thereof to the Pledgor) (i) procure the recording in the Register of the pledge over such shares in favour of the Pledgee and (ii) present to the Pledgee a written confirmation from the Company that this record has been duly made.

The Pledgor and the Company hereby instruct and appoint any director of the Company acting individually, with full powers of substitution, as their proxy(ies) to register the Pledge in the Register.

The text to be used for the registration shall be the following with the indications, where appropriate, of names and share details as indicated in the recitals hereto:

"Pursuant to a Share Pledge Agreement dated [•]2006, Tally-Ho Ventures Inc. has pledged all its rights, titles, interests and benefits, present and future, in, to and under its

present and future shares in Master Finance Holdings SA. to the Pledgee (as defined in the Share Pledge Agreement) and all its rights, titles, interests and benefits, present and future, in and to all rights, moneys, powers and property whatsoever which may from time to time and at any time be distributed or derived from, or accrue on or arise in respect of or relate to said Shares to the Pledgee (as defined in the Share Pledge Agreement).

[date]

[signature]"

.4. Representations, Warranties and Undertakings

4.1 In addition, the Pledgor and the Company represent, warrant and undertake to the Pledgee that:

(a) in respect of the Agreements and related Transaction Documents to which the Company and the Pledgor are parties and each of the transactions contemplated by, referred to in, provided for or effected by such Agreements and related Transaction Documents, (i) the parties to the Agreements and related Transaction Documents entered into the same in good faith and for the purpose of carrying out their business, (ii) the parties to the Agreements and related Transaction Documents entered into the same on arms' length commercial terms, (iii) the parties to the Agreements and related Transaction Documents entered into the same without any intention to defraud or deprive of any legal benefit any other parties (such as third parties and in particular creditors) or to circumvent any applicable mandatory laws or regulations of any jurisdiction, and (iv) the entry into the Agreements and related Transaction Documents and the performance of any rights and obligations thereunder are in the best corporate interest and in conformity with the corporate object of the Company and the Pledgor;

(b) the Shares are registered, validly issued and fully paid up, and the Pledgor is the sole registered shareholder of the Shares, which are free from any lien, security interest, claim, option, pledge, assignment, transfer and other encumbrances of any kind other than the Pledge;

(c) they are fully aware of the terms of the Agreements, a copy of which they have received;

(d) the Shares represent 99.9 of the issued share capital of the Company and the Company has issued no profit shares or other shares not representing capital, or any securities convertible into, or exchangeable for, capital stock, nor any warrants or options or other rights in respect of its capital stock;

(e) the Company is a *société anonyme* duly incorporated under the laws of Luxembourg;

(f) no demand, order or resolution for the winding-up or liquidation of the Company or for the protection of the Company from its creditors has been filed or is currently pending before a court of competent jurisdiction;

(g) the Company is not subject to any bankruptcy proceedings or proceedings for voluntary arrangement with its creditors (*concordat préventif de faillite*), controlled management (*gestion contrôlée*) or suspension of payments (*sursis de paiement*);

(h) the Pledgor owns its Shares free and clear of any liens, pledge, charges or any other encumbrances, subject only to the security interest granted pursuant to this Agreement;

(i) the Shares are wholly issued and fully paid-up. The Company has not declared any dividends in respect of the Shares that are still unpaid on the date hereof;

(j) this Agreement does not violate any contractual or other obligation binding upon the Pledgor or the Company or any law to whom the Pledged Assets, the Pledgor or the Company is or are subject, as applicable;

(k) there is no floating charge (*gage sur fonds de commerce*) or similar foreign law security in existence on the business of the Pledgor or the Company nor any mandate with a view to the creation thereof;

(l) the Pledgor has full corporate power and authority to create a valid and effective first ranking pledge of the Pledged Assets pursuant to this Agreement;

(m) the "centre of main interests" (as that term is used in the Insolvency Regulation) of the Company is in Luxembourg, and the Company has no "establishment" (as that term is used in the Insolvency Regulation) outside Luxembourg;

(n) the granting of the Pledge falls within the corporate purpose of the Pledgor and all the authorisations necessary or advisable in connection with the granting of the Pledge have been obtained;

(o) the Pledge granted pursuant to this Agreement creates a valid first priority pledge (*gage de premier rang*) of the Pledged Assets and constitutes legally binding obligations for the Pledgor, enforceable in accordance with its terms, and validly creates the pledge it purports to create;

(p) the Pledgor has satisfied itself that the benefits it expects to derive from the Agreements and related Transaction Documents that have been entered into are an adequate consideration for him to grant this Pledge; and

(q) in granting this Pledge, the Pledgor has relied exclusively on its own analysis of the creditworthiness and financial position of the Company and it has not relied on the Pledgee in this respect.

4.2 The Pledgor and the Company undertake to the Pledgee that the representations, warranties and undertakings contained in Clause 4.1 shall at all times remain true and correct until all Secured Obligations have been finally discharged or this Pledge shall have been discharged, whichever is earlier.

5. Covenants

The Pledgor and the Company hereby covenant to the Pledgee as follows:

(a) except in accordance with the provisions of the Agreements and the Transaction Documents, the Pledgor shall not dispose of the Shares or any other Pledged Assets, shall not create any other pledge, charge or encumbrance, other than the Pledge hereby created, in respect of the Shares or any other Pledged Assets (irrespective of whether ranking behind the Pledge created hereby), and shall not permit the existence of any such pledge, charge or encumbrance other than the Pledge hereby created;

(b) the Pledgor shall procure that no executory attachment (*saisie exécutoire)* is made on the Pledged Assets, and that any conservatory attachment (*saisie arrêt*) thereon is lifted within thirty (30) days of its first being made;

(c) the Pledgor shall not do or cause or permit to be done anything which will, or could be reasonably expected to, materially adversely affect this Agreement or the rights of the Pledgee hereunder or which in any way is inconsistent with or materially depreciates, jeopardises or otherwise prejudices the Shares or any of the other Pledged Assets;

(d) the Pledgor shall cooperate with the Pledgee and sign or cause to be signed all such further documents and take all such further action as the Pledgee may from time to time reasonably request to perfect and protect the Pledge of the Shares and other Pledged Assets and to carry out the provisions and purposes of this Agreement;

(e) the Company shall not transfer any shares it holds in the capital of any of its Subsidiaries from time to time and shall procure that none of its subsidiaries issues any shares in each case without the prior written consent of the Pledgee, such consent not to be unreasonably withheld or delayed;

(f) the Pledgor shall procure, through its shareholding in the Company and/or through any directors appointed as its representative on the board of directors of the Company, that for the duration of this agreement Mr. Alex Bell (or such other person as may from time to time be nominated by the Pledgee) is appointed as a director of the Company with full voting rights; and

(g) they will not, and will procure that each Subsidiary will not, without the prior consent of the Pledgee (not to be unreasonably withheld or delayed):

(i) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset; or

(ii) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to assign any material contract to which they or any Subsidiary are a party.

Paragraph 5(g)(i) above shall not apply to any sale, lease, transfer or other disposal:

(A) made in the ordinary course of trading of the disposing entity;

(B) of assets in exchange for other assets comparable or superior as to type, value and quality.

6. Scope of the Pledge

6.1 This Pledge shall be a continuing security, shall remain in force until released in accordance with Clause 12, and shall in particular not be discharged by reason of the circumstance that there is at any time no Secured Obligation currently owing to the Pledgee.

6.2 The Pledgee may at any time without discharging or in any way affecting this Pledge (a) grant the Pledgor any time or indulgence, (b) concur in any moratorium of the Secured Obligations, (c) amend the terms and conditions of the Secured Obligations, (d) abstain from taking or perfecting any other security and discharge any other security, (e) abstain from exercising any right or recourse or from proving or claiming any debt and waive any right or recourse, (f) apply any payment received from the Pledgor or for their account towards obligations of the Pledgor other than the Secured Obligations secured hereby or (g) take any other action with respect to the Secured Obligations.

6.3 To the extent applicable, the Pledgor waives the benefit of articles 1285, 2022, 2026 and 2037 of the Luxembourg Civil Code.

7. Rights Attaching to the Shares

7.1 Voting rights

(a) Unless and until a Default has occurred and is continuing, the Pledgor shall be entitled to exercise all voting rights attached to the Shares, provided that the Pledgor shall exercise such rights in a manner consistent with the interests of the Pledgee. In particular, and unless agreed otherwise by the Pledgee, the Pledgor shall cast its votes against any proposal which is liable to result in a dilution of the rights attaching to the Shares.

(b) If there occurs any Default in connection with the Secured Obligations, and as long as such situation shall be continuing, the Pledgor shall cast the votes attaching to the Shares in accordance with the Pledgee's instructions, which instructions the Pledgor shall timeously seek. In the case of the occurrence of a Default the Pledgee may, to the extent permitted by applicable law and after having given notice to the Pledgor and the Company, declare that it will, up from such notice, exercise the voting rights in the Shares and that the Pledgor shall be precluded from doing so.

(c) The Pledgor shall give the Pledgee timely notice of all shareholders' meetings of the Company and the agenda of such meetings. Following a Default, and as long as such situation shall be continuing, the Pledgor shall not waive the right (whether statutory or in accordance with the Company's statutes) to any notice period in respect of the convening of general shareholders' meetings of the Company.

7.2 Dividends and other returns

(a) From the date of any Default, any Distribution shall be payable directly to the Pledgee.

(b) From the date of any Default, any dividends shall be paid exclusively to the Pledgee, which shall apply the same towards the Secured Obligations in accordance with the Agreements.

(c) From the date of any Default any Distribution other than a dividend shall exclusively be paid or delivered to the Pledgee, or shall, as the case may be, give rise to the recording in the Register of a notice as provided in Clause 3 in the name of the Pledgee for its benefit, and shall be part of the Pledged Assets.

(d) In the event that any return on the Shares which, pursuant to the above paragraphs, is to be paid or delivered to the Pledgee, shall entitle the Pledgor to a tax credit on account of withholding taxes, the Pledgor shall forthwith upon the declaration of such return, pay to the Pledgee an amount equivalent to such tax credit and such amount shall be deemed a return on the Shares for the purposed of this Clause 7.2.

(e) This Pledge shall not in any way be affected by any stamping, regrouping, splitting or renewal of the Shares, or by any similar operation, and the securities resulting from any such operation shall be part of the Shares.

7.3 Subscription Rights

The Pledgee, shall exercise all subscription rights to which a holder of the Shares may be entitled. The shares resulting from the exercise of any such right shall be held on pledge by the Pledgee as security for the Secured Obligations and shall be part of the Shares and of the Pledged Assets.

7.4 Outstanding contributions

The Pledgor shall forthwith pay up any contribution (if any) duly called in respect of the Shares.

8. Possible Seizure or Attachment

In the event of a possible seizure or attachment by a third party of any of the Pledged Assets, the Pledgor shall, at its own expense, (i) promptly notify the Pledgee and send it or its attorneys a copy of the relevant attachment or seizure documentation as well as all other documents required under applicable law, signed to the extent required by such Pledgor, for challenging the attachment or seizure (if possible), (ii) notify the third party or

the attorneys acting on behalf of such third party in writing of the Pledgee's interest in the Pledged Assets and (iii) take such measures as may reasonably be required or requested by the Pledgee to protect the Pledgee's and the Secured Parties' interest in the Pledged Assets.

9. Immediate Recourse

To the fullest extent allowed by applicable law, the Pledgor waives any right it may have of first requiring the Pledgee to proceed against or claim payment from any person or entity or enforce any guarantee or security granted by any other person or entity before enforcing this Agreement and/or any rights hereunder or pursuant hereto.

10. Additional Security

This Agreement shall be in addition to and shall not in any way be prejudiced by or dependent on any collateral or other security now or hereafter held by the Pledgee as security for the Secured Obligations or any lien to which they may be entitled. The rights of the Pledgee and the Secured Parties hereunder are in addition to and not exclusive of those provided by law.

11. Enforcement of Pledge

11.1 If there is a Default in connection with any of the Secured Obligations, the Pledgee shall be entitled to realise the Pledged Assets in any manner permitted by Luxembourg law and in particular, but without limitation:

(a) appropriate the then issued Shares at book-value, where such book-value shall be calculated by an independent auditor (*réviseur d'entreprises*) of good repute designated by the Pledgee, on the basis of the last published annual balance of the Company, and, where such value is negative, appropriation may be made at EUR 1; and/or

(b) sell the Shares or have the Shares sold in a private transaction at arms' length terms (*conditions commerciales normales*); and/or

(c) to sell the Shares by public auction to apply the proceeds to pay all or any part of the then outstanding Secured Obligations in accordance with the Agreements; and/or

(d) to request the courts that title to the Shares be assigned and/or transferred to the Pledgee or such other person as the Pledgee may designate for payment of all or any part of the outstanding amount of the Secured Obligations; and/or

(e) to act generally in relation to the Shares and the other Pledged Assets in such manner as the Pledgee acting reasonably shall determine and as shall be permitted by law.

11.2 The Pledgee shall be entitled to apply the proceeds of the sale in paying the costs of that sale or disposal (together with all costs and expenses in connection with enforcement of the Pledge) or towards the discharge of the Secured Obligations, provided however that any amounts received by the Pledgee as a consequence of the enforcement of the Pledge granted hereby, as well as any other amounts received by the Pledgee pursuant to any of the provisions of this Agreement shall always be applied in full compliance with the provisions of the Agreement.

12. Discharge of the Pledge

The Pledgee shall grant an express release of this Pledge, without delay upon demand of the Pledgor, as soon as all of the Secured Obligations shall have been finally discharged to the extent required by each of the Agreements. The Pledgee shall inform the Company of such a release, and shall provide the Pledgor with a power of attorney in favour of the agent designated by such Pledgor for the purpose of recording the release of this Pledge in

the Register. Forthwith upon such release being granted, the Pledgee shall return to the Pledgor any Pledged Assets in its possession and the Pledgor shall take delivery thereof.

13. Expenses

Without prejudice to the provisions of clause 11.2, all expenses and duties properly incurred in connection with this Agreement, in particular to the establishment and perfection of this Pledge and the granting of any release, shall be borne by the parties on the basis incurred.

14. Evidence of Secured Obligations

A certificate executed by the Pledgee as to the amount and the terms and conditions of the Secured Obligations shall be conclusive evidence as against the Pledgor, save to the extent of contrary evidence if any.

15. Notices

Any notice or communication given in connection herewith to the Pledgor, the Pledgee and the Company shall be to the following addresses:

Tally- Ho Ventures INC (the Pledgor)

115 Route d'Arlon

L-8311 Capellen

Luxembourg

Attention: Jose Meleth

Fax +352 2630 1540

Master Finance Holdings (the Company)

115 Route d'Arlon

L-8311 Capellen

Luxembourg

Fax +352 2630 1540

Protrust Financial Services SA (the Pledgee)

Via Frasca 5, PO Box 5237

CH-C901, Lugano

Switzerland

Fax: +41 91 973 6060

Attention: Alex Bell

16. Severability

The invalidity, illegality or unenforceability of any provisions hereof shall not affect the validity, legality or enforceability of this Agreement or of any other provision hereof.

17. Waiver

No failure on the part of the Pledgee to exercise, or delay on its part in exercising, any right or remedy shall operate as a waiver, nor shall any single or partial exercise by the

Pledgee of any right or remedy prevent any further or other exercise of such right or the exercise by the Pledgee of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

18. Transferability

18.1 This Agreement shall be binding upon and shall inure to the benefit of the Pledgor, the Company and the Pledgee and their respective successors and permitted assigns and references in this Agreement to any of them shall be construed accordingly.

18.2 The Pledgor shall not be entitled to assign and transfer any of its rights and obligations under this Agreement without the prior written consent of the Pledgee in accordance with the Agreements and the Transaction Documents.

18.3 The rights and obligations of the Pledgee hereunder shall automatically and without any further action being necessary be transferred to any new Pledgee appointed in relation to the Secured Obligations. In case more than one Pledgee is appointed in relation to all or part of the Secured Obligations each Pledgee shall automatically and without any further action being necessary be entitled to exercise the rights granted hereby in relation to the part of the Secured Obligations in respect of which it has been appointed, subject however always to the provisions of the Agreements.

19. Novation

In case of novation of any of the Secured Obligations, the Pledge hereby granted as security for the due performance of the Secured Obligations, is reserved and shall remain in existence to the benefit of any new beneficiary.

20. Governing Law and Jurisdiction

20.1 This Agreement shall be governed by, and construed in accordance with, the laws of Luxembourg.

20.2 Any disputes in connection with this Agreement shall be subject to the exclusive jurisdiction of the courts of Luxembourg, Grand Duchy of Luxembourg, without prejudice to the rights of the Pledgee to take legal action before any other court of competent jurisdiction.

This Agreement has been executed in three (3) originals on the day and year first before written and each party acknowledges receipt of one signed original.

Tally-Ho Ventures Inc

By: __________________

Name: Nigel GREGG Title: CEO

Protrust Financial Services Group S.A.

By: __________________

Name: Aldo Sell Title: CEO

Master Finance Holdings S.A.

By: __________________

Name: Jose Melfi Title: Director.